Exhibit 10.1

LONE STAR TECHNOLOGIES, INC.

PHANTOM STOCK DEFERRED COMPENSATION PLAN

Purpose:  The purpose of the Plan is to set forth the terms and conditions of the phantom stock deferred compensation arrangement that Lone Star Technologies, Inc. (the “Company”) makes available to its non-employee directors. The Plan and the form of deferred compensation agreement (the “Agreement”) fix in advance the specific terms of the grant and cash settlement of phantom stock rights in satisfaction of the requirements of Rule 16b-3 of the Securities and Exchange Commission.  That rule exempts all transactions contemplated by the Plan from the short-swing profits liability provisions of Section 16(b) of the Securities Exchange Act of 1934.

Participation:  Any non-employee director of the Company who is entitled to receive compensation from the Company for serving on its Board of Directors may participate in the Plan.  An eligible director who elects to have his compensation earned during a calendar year deferred under the Plan shall notify the Company’s Secretary of his election no later than the last business day of the preceding calendar year. The Board of Directors may permit a newly-elected or appointed non-employee director to elect to defer compensation earned during the balance of the calendar year in which such director is first elected or appointed, provided that such deferral election is made within thirty days after the date of such election or appointment and applies only to compensation earned after the date of the deferral election. Upon receiving the director’s notification, the Company and the director will enter into an Agreement containing such terms and conditions not inconsistent with the Plan as the Company deems appropriate.

Director’s Account: The Company will establish a bookkeeping account (a “Director’s Account”) in the name of each Director who elects to defer compensation under the Plan.  As of the end of each calendar quarter with respect to which a Director’s compensation is deferred, the Director’s Account shall be credited with a number of deferred compensation units (“Units”) equal to the quotient of the Director’s compensation for the quarter (including Board and committee meeting fees) divided by the closing price per share of the Company’s Common Stock in the open market as of such date (if such stock was traded in the open market on such date, but if not, then the closing price per share of such stock in the open market as of the next preceding date such stock was traded in the open market).  If the Company effects a split of its shares of Common Stock or pays a dividend in the form of shares of the Company’s Common Stock, or if the outstanding shares of the Company’s Common Stock are combined into a smaller number of shares, the Units then credited to Director’s Account shall be increased or decreased to reflect proportionately the increase or decrease in the number of outstanding shares of the Company’s Common Stock resulting from such split, dividend or combination.  In the event of a dividend on or reclassification of shares of the Company’s Common Stock not covered by the foregoing, or in the event of the liquidation or reorganization of the Company, the Board of Directors of the Company shall make such adjustments, if any, to the Directors’ Accounts as such Board may deem appropriate. For purposes of the Plan, the value of a Director’s Account as of any date will be an amount equal to the product of the number of deferred compensation Units credited to such Director’s Account and the closing price per share of the Company’s Common Stock in the open market on such date (if such stock was traded in the open market on such date, but if not, then the closing price per share of such stock in the open market as of the next preceding date such stock was traded in the open market).

Payment of Deferral Accounts: A Director’s deferral election for each year beginning after December 31, 2005 may include an election of the date payment of the deferral account for that year will be made or begin and the manner in which payment of such account will be made. The date payment of the deferral account will be made or begin shall be more than six months following the date of the Director’s deferral election.  With respect to years ending before January 1, 2006, and, if and to the extent the time and manner of payment is not specified in a Director’s deferral election for a year beginning after December 31, 2005, the Director will be deemed to have elected to receive his deferral account for such year in the form of a lump sum cash payment at or as soon as practicable after the end of the calendar quarter in which the Director ceases to be a member of the Board.  A Director may, with the approval of the Board of Directors, make prospective changes to the Director’s payment election(s) or deemed payment election(s), subject to the timing and other requirements applicable to subsequent deferral elections under Section 409A of the Internal Revenue Code of 1986, including any applicable transition rules with respect to pre-2007 deferrals. Unless the Company determines otherwise, (a) the available forms of payment include a lump sum distribution and the payment of equal quarterly or less frequent installments over a period not exceeding ten years, subject to acceleration due to death, change in control or other acceleration event permitted by the Company and Section 409A of the Internal Revenue Code; and (b) payment will be made or begin on the earlier of the date elected by the Director or the date on which the Director ceases to be a member of the Board of Directors, subject to acceleration as described in (a) above.

Construction:  The Company intends that the Plan will comply with the deferral and payment requirements of Section 409A of the Internal Revenue Code. The Plan will be construed and applied accordingly. Unless the Board of Directors determines otherwise, the Plan will be administered by the Board of Directors.

Amendment and Termination of the Plan:  The Board of Directors of the Company reserves the right at any time to modify or terminate the Plan, except that the Board of Directors may not impair any deferrals of compensation already made under the Plan. Subject to the provisions of the Plan and applicable law, the Company may permit the amendment of outstanding deferral agreements at any time and from time to time.